KPMG Peat Marwick LLP
  345 Park Avenue
  New York, NY 10154


                Independent Auditors' Consent






  To the Board of Directors and Shareholders
  Lexington Emerging Markets Fund, Inc.:


  We consent to the use of our report dated February 10, 1997 included in the Registration Statement on Form N-1A and to the references to our firm under the headings "Financial Highlights" and "Counsel and Independent Auditors" in the Prospectus.




                                       /s/KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP


  New York, New York
  April 10, 1997